EXHIBIT  23.2



                                   CONSENT OF
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of our report dated November 16, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's economic dependency on financial support from affiliates of the Company's President, Chairman of the Board and majority shareholder), which appears on page 10 of the Annual Report on Form 10-KSB of Auto-trol Technology Corporation for the year ended September 30, 2000.



/s/ GELFOND HOCHSTADT PANGBURN, P.C.
------------------------------------
GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
March 7, 2001